EXHIBIT 21

The Company’s principal affiliates are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

SUBSIDIARIES OF REGISTRANT

(As of February 25, 2016)

Aleaciones Especiales de Mexico, S. de R.L. de C.V., a corporation formed under the laws of Mexico

Allegheny Steel Distributors, Inc., a Pennsylvania corporation

Aluminium Services (UK) Limited, a private limited company formed under the laws of the United Kingdom

Aluminum and Stainless, Inc., a Louisiana corporation

All Metal Services (Malaysia) Sdn. Bhd., a private company limited by shares formed under the laws of Malaysia

All Metal Services Ltd. (Xi’an), a limited liability company formed under the laws of the People’s Republic of China

American Metals Corporation, a California corporation also doing business as American Steel

AMI Metals, Inc., a Tennessee corporation

AMI Metals Aero Services Ankara Havacılık Anonim Şirketi, a joint stock company formed under the laws of Turkey

AMI Metals Europe SPRL, a private limited liability company formed under the laws of Belgium

AMI Metals France SAS, a simplified joint stock company formed under the laws of France

AMI Metals UK Limited, a private limited company formed under the laws of the United Kingdom

Bralco Metals (Australia) Pty Ltd., a corporation formed under the laws of Australia

CCC Steel, Inc., a Delaware corporation

Chapel Steel Corp., a Pennsylvania corporation

Chapel Steel Canada, Ltd., a corporation formed under the federal laws of Canada

Chatham Steel Corporation, a Georgia corporation

Clayton Metals, Inc., an Illinois corporation

Continental Alloys & Services (Delaware) LLC, a Delaware limited liability company

Continental Alloys & Services, Inc., a corporation formed under the federal laws of Canada

Continental Alloys & Services (Malaysia) Sdn. Bhd., a private company limited by shares formed under the laws of Malaysia

Continental Alloys & Services Limited, a private limited company formed under the laws of the United Kingdom

Continental Alloys & Services Pte. Ltd., a private company limited by shares formed under the laws of Singapore

Continental Alloys Middle East FZE, a free zone establishment formed under the laws of the United Arab Emirates

Crest Steel Corporation, a California corporation

Delta Steel, Inc., a Texas corporation

Diamond Manufacturing Company, a Pennsylvania corporation

Durrett Sheppard Steel Co., Inc., a California corporation

Earle M. Jorgensen Company, a Delaware corporation

Earle M. Jorgensen (Asia) Sdn. Bhd., a private company limited by shares formed under the laws of Malaysia

Everest Metals (Suzhou) Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China

Feralloy Corporation, a Delaware corporation

Fox Metals and Alloys, Inc., a Texas corporation

GH Metal Solutions, Inc., an Alabama corporation

Haskins Steel Co., Inc., a Washington corporation

Infra‑Metals Co., a Georgia corporation

Liebovich Bros., Inc., an Illinois corporation

Metalcraft Enterprises, Inc.,  a  Missouri corporation

Metals USA, Inc., a Delaware corporation

Metalweb Limited, a private limited company formed under the laws of the United Kingdom

National Specialty Alloys, Inc., a Delaware corporation

Northern Illinois Steel Supply Co., an Illinois corporation

Pacific Metal Company, an Oregon corporation

PDM Steel Service Centers, Inc., a California corporation

Phoenix Corporation, a Georgia corporation also doing business as Phoenix Metals Company

Precision Flamecutting and Steel, Inc., a Texas corporation

Precision Strip Inc., an Ohio corporation

Reliance Metalcenter Asia Pacific Pte. Ltd., a private company limited by shares formed under the laws of Singapore

Reliance Metals Canada Limited, a corporation formed under the federal laws of Canada

Reliance Metals (Shanghai) Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China

Service Steel Aerospace Corp., a Delaware corporation

Siskin Steel & Supply Company, Inc., a Tennessee corporation

Smith Pipe & Steel Company, an Arizona corporation

Sugar Steel Corporation, an Illinois corporation

Sunbelt Steel Texas, Inc., a Texas corporation

Toma Metals, Inc., a Pennsylvania corporation

Tubular Steel, Inc., a  Missouri corporation

Valex Corp., a California corporation

Valex China Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China

Valex Korea Co., Ltd., a corporation formed under the laws of the Republic of South Korea

Viking Materials, Inc., a Minnesota corporation

Yarde Metals, Inc., a Connecticut corporation